UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                     Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2018, Innovative Industrial Properties, Inc. (the "Company") held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1: Election of five directors, each to serve until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Alan Gold	3,083,980	24,066
Gary Kreitzer	2,215,630	892,416
Scott Shoemaker	2,209,808	898,238	2,750,026
Paul Smithers	3,088,514	19,532
David Stecher	2,220,089	887,957

Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Votes For	Votes Against	Abstentions
5,829,286	17,668	11,118

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer